EXHIBIT 5.1

January 18, 2013	Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606-4637

Volkswagen Auto Lease/Loan Underwritten Funding, LLC 2200 Ferdinand Porsche Drive Herndon, VA 20171	Main Tel (312) 782-0600 Main Fax (312) 701-7711 www.mayerbrown.com

Re:	Volkswagen Auto Lease/Loan Underwritten Funding, LLC
Registration Statement on Form S-3 (Registration No. 333-185282)

Ladies and Gentlemen:

We have acted as special counsel to Volkswagen Auto Lease/Loan Underwritten Funding, LLC, a Delaware limited liability company (the “Company”), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), in connection with the registration by the Company of Asset-Backed Notes (the “Notes”). As described in the Registration Statement, the Notes will be issued from time to time in series, with each series being issued by a common law trust or a statutory trust (each, a “Trust”) to be formed by the Company pursuant to a Trust Agreement (each, a “Trust Agreement”) between the Company and a trustee or a limited liability company (each, an “LLC”) to be formed pursuant to a Limited Liability Company Agreement (each, an “LLC Agreement”) by the Company. Each series of Notes will be issued pursuant to an Indenture (each, an “Indenture”) between the related Trust or LLC, as the case may be, and an indenture trustee.

In that regard, we generally are familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and have examined and relied upon copies of such statutes, documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and, in each case filed as an exhibit to the Registration Statement, the form of Underwriting Agreement, the forms of Indenture (including the form of Notes included as an exhibit thereto), the forms of Amended and Restated Trust Agreement, the form of LLC Agreement, the form of Receivables Purchase Agreement, the form of Sale and Servicing Agreement, the form of SUBI Sale Agreement, the form of SUBI Transfer Agreement, the form of Transaction SUBI Supplement to Trust Agreement, the form of Transaction SUBI Supplement to Amended and Restated Servicing Agreement, the form of Interest Rate Swap Agreement and the forms of Administration Agreement (collectively, the “Operative Documents”). Terms used herein without definition have the respective meanings given to such terms in the Operative Documents.

Mayer Brown LLP operates in combination with other Mayer Brown entities with offices in Europe and Asia and is associated with Tauil & Chequer Advogado, a Brazilian law partnership.

MAYER BROWN LLP

January 18, 2013

Based on and subject to the foregoing, we are of the opinion that, with respect to the Notes, when (a) the related Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) such Notes have been duly executed and issued by the related Trust or LLC and authenticated by the Indenture Trustee and sold by the Company or by the Trust or LLC, at the direction of the Company, as applicable, and (c) payment of the agreed consideration for such Notes shall have been received by the Trust or LLC, all in accordance with the terms and conditions of the related Operative Documents and a definitive purchase, underwriting or similar agreement with respect to such Notes and in the manner described in the Registration Statement, such Notes will have been duly authorized by all necessary action of the Trust or LLC and will be legally issued and binding obligations of the Trust or LLC and entitled to the benefits afforded by the related Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

Our opinions expressed herein are limited to the federal laws of the United States and the laws of the State of New York and the State of Delaware.

MAYER BROWN LLP

January 18, 2013

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein without admitting we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or this exhibit.

Respectfully submitted,

/S/ MAYER BROWN LLP

MAYER BROWN LLP